UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005 (December 20, 2005)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2005, Warnaco Inc. (‘‘Warnaco’’), a wholly-owned subsidiary of The Warnaco Group, Inc. (the ‘‘Registrant’’), entered into a stock purchase agreement (the ‘‘Agreement’’), with Fingen Apparel N.V., a limited liability company organized and existing under the laws of the Netherlands (‘‘Fingen Apparel’’), Fingen S.p.A., a joint stock company organized and existing under the laws of Italy (‘‘Fingen S.p.A.’’), Euro Cormar S.p.A., a joint stock company organized and existing under the laws of Italy (‘‘Euro Cormar’’) and Calvin Klein, Inc., a New York corporation (‘‘CKI’’ and, together with, Fingen Apparel, Fingen S.p.A. and Euro Cormar, the ‘‘Sellers’’), pursuant to which Warnaco will acquire 100% of the shares of the companies (collectively, the ‘‘Companies’’) that operate the licenses and related wholesale and retail businesses of Calvin Klein® jeans and accessories in Europe and Asia and the CK Calvin Klein ‘‘bridge’’ line of sportswear and accessories in Europe for Euro 240 million (the ‘‘Base Purchase Price’’). The Base Purchase Price is subject to certain adjustments, including for working capital.

The Agreement contains customary representations, warranties and covenants. The consummation of the purchase of the Companies is subject to the satisfaction or waiver of certain conditions, including Italian regulatory approval and receipt by Warnaco of certain audited financial statements of the Companies. Such consummation is expected to occur in the first quarter of the Registrant's 2006 fiscal year.

CKI, the licensor of the businesses being acquired pursuant the Agreement, is a minority shareholder of certain of the Companies. In addition, CKI is the licensor under several existing licensing agreements, pursuant to which the Registrant currently designs, sources, markets, distributes and sells certain Calvin Klein products. Pursuant to the terms of an administration agreement between Warnaco and CKI, Warnaco is the beneficial owner of the Calvin Klein brands for women's intimate apparel, sleepwear and loungewear, and men's underwear, sleepwear and loungewear (collectively, the "Calvin Klein Underwear Products"). Warnaco pays CKI an administration fee based upon its worldwide sales of the Calvin Klein Underwear Products.

One the Companies' wholly-owned subsidiaries which, as of the date of the Agreement, is jointly-owned by Fingen Apparel and CKI, currently distributes Calvin Klein underwear for the Registrant in certain countries in Asia. Upon the consummation of the transaction, such subsidiary will be, directly or indirectly, wholly-owned by Warnaco.

A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The description of the Agreement herein is qualified in its entirety by reference to the Agreement.

Item 8.01. Other Events.

On December 20, 2005, the Registrant issued a press release announcing the execution of the Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 8.01 of Form 8-K. The information contained in the press release is incorporated herein by reference.

* * *

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Stock Purchase Agreement, dated as of December 20, 2005, by and among Warnaco Inc., Fingen S.p.A., Fingen Apparel N.V., Euro Cormar S.p.A. and Calvin Klein, Inc.

Exhibit 99.1	Press release issued by The Warnaco Group, Inc. on December 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: December 23, 2005	By:	/s/ Jay A. Galluzzo
Name: Jay A. Galluzzo Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Stock Purchase Agreement, dated as of December 20, 2005, by and among Warnaco Inc., Fingen S.p.A., Fingen Apparel N.V., Euro Cormar S.p.A. and Calvin Klein, Inc.
Exhibit 99.1	Press release issued by The Warnaco Group, Inc. on December 20, 2005.